C21 INVESTMENTS INC.

EQUITY INCENTIVE PLAN

(10% Rolling Security Based Compensation Plan)

EFFECTIVE DATE: March 17, 2026

SCHEDULE "A" FORM OF STOCK OPTION AGREEMENT	A-1
SCHEDULE "B" FORM OF AWARD AGREEMENT FOR RSUs, PSUs AND DSUs	B-1

C21 INVESTMENTS INC.
(the "Corporation")

EQUITY INCENTIVE PLAN

PART 1
PURPOSE

1.1 Establishment of the Plan

The Corporation hereby establishes this Plan to govern the grant, administration and exercise of Security Based Compensation which may be granted to eligible Participants. The maximum number of Shares issuable under this Plan shall not exceed 10% of the number of Issued Shares of the Corporation outstanding as of the date of each grant hereunder, inclusive of all Shares then reserved for issuance pursuant to previously granted stock options or security based compensation plans.

1.2 Principal Purposes

The principal purposes of this Plan are to provide the Corporation with the advantages of the incentive inherent in stock ownership on the part of Directors, Officers, Employees and Consultants responsible for the continued success of the Corporation; to create in such individuals a proprietary interest in, and a greater concern for, the welfare and success of the Corporation; to encourage such individuals to remain with the Corporation; and to attract new Directors, Officers, Employees and Consultants to the Corporation.

1.3 Available Awards

Awards that may be granted under this Plan include Stock Options; Deferred Share Units; Restricted Share Units; Performance Share Units; and Bonus Shares.

PART 2
INTERPRETATION

2.1 Definitions

"Affiliate" has the meaning set forth in the BCBCA.

"Applicable Laws" means all legal requirements relating to the administration of equity compensation plans, if any, under applicable corporate laws, any applicable provincial securities laws and the rules and regulations promulgated thereunder, the requirements of the Exchange, and the laws of any foreign jurisdiction applicable to securities granted to residents therein.

"Associate" means, where used to indicate a relationship with any Person,

(a) any relative, including the spouse, son or daughter, of that Person or a relative of that Person's spouse,

if the relative has the same address as that Person,

(b) any partner, other than a limited partner, of that Person,

(c) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or

(d) any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than ten percent of the voting rights attached to all outstanding voting securities of the corporation.

"Award" means any right granted under this Plan, including Stock Options, DSUs, RSUs, PSUs and Bonus Shares.

"Award Agreement" means, as the case may be, a Stock Option Agreement, DSU Agreement, RSU Agreement or PSU Agreement.

"business day" means any day, other than a Saturday, Sunday or any statutory holiday in the City of Vancouver in the

Province of British Columbia.

"BCBCA" means the Business Corporations Act (British Columbia).

"Blackout Period" means a period in which the trading of Shares or other securities of the Corporation is restricted pursuant to its internal trading policies, which has been formally imposed by the Corporation as a result of the bona fide existence of undisclosed material information; and which expires following the general disclosure of the undisclosed material information (provided that, for clarity, the automatic extension of a Participant's Awards will not be permitted where the Participant or the Corporation is subject to a cease trade order (or similar order under Applicable Laws) in respect of the Corporation's securities).

"Board" means the board of directors of the Corporation or a committee of the Board to which a responsibility or power has been delegated pursuant to Section 11.1(b)(iv) hereto.

"Bonus Share" means a Share granted under Part 7.

"California Award" means an Award granted to a California Participant;

"California Option" means a Stock Option granted to a California Participant:

"California Participant" means a Participant that is resident in the State of California, United States;

"Change of Control" means the occurrence of any one or more of the following events (unless the Board determines otherwise):

(a) the direct or indirect acquisition or conversion from time to time of more than 50% of the issued and outstanding Voting Securities, in aggregate, by a Person or group of Persons acting in concert, other than: (i) through the exercise or settlement of any equity compensation securities granted by the Corporation under any equity incentive plan, employee share purchase plan or employee share ownership plan of the Company; or (ii) as a result of the conversion of any multiple voting shares in the capital of the Corporation into Shares;

(b) a change in the composition of the Board which results in the majority of the directors of the Corporation not being individuals nominated by the Corporation's then incumbent directors;

(c) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either: (i) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction; or (ii) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding Voting Securities of the Corporation immediately prior to such transaction; or

(d) the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation's assets to a Person other than a Person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition, other than a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding Voting Securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

"Charitable Organization" means "charitable organization" as defined in the Tax Act.

"Charitable Stock Option" means any Stock Option granted to an Eligible Charitable Organization.

"Code" means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding guidance thereunder.

"Committee" means any committee of the Board duly authorized and appointed by the Board to administer the Plan. Any time that the Corporation is an United States Securities and Exchange Commission registrant and is not a "foreign private issuer" for purposes of the U.S. Securities Act and the U.S. Exchange Act, the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 of the U.S. Exchange Act, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 of the U.S. Exchange Act.

"Consultant" means a person (other than a Director, Officer or Employee of the Corporation or of any of its subsidiaries that:

(a) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to any of its subsidiaries, other than services provided in relation to a distribution of securities;

(b) provides the services under a written contract between the Corporation or any of its subsidiaries;

(c) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or of any of its subsidiaries; and

(d) meets the requirements of a "consultant" or "advisor" pursuant to the Registration Statement on Form S-8.

"Corporation" means C21 Investments Inc., a company existing under the laws of British Columbia, and any successor entity.

"Date of Grant" means, for any Stock Option, the date specified by the Board at the time it grants the Stock Option (which, for greater certainty, shall be no earlier than the date on which the Board meets or otherwise acts for the purpose of granting such Stock Option) or if no such date is specified, the date upon which the Stock Option was granted;

"Deferred Payment Date" for a Participant means the date after a Restricted Period which is the earlier of (i) the date which the Participant has elected to defer receipt of Shares under an RSU in accordance with Section 4.4 of this Plan; and (ii) the Participant's Separation Date.

"Deferred Share Unit" or "DSU" means a right granted to a Participant by the Corporation as compensation for employment or consulting services or services as a Director, Officer or Employee, to receive by way of a DSU Payment, for no additional cash consideration, securities of the Corporation on a deferred basis (which is typically after the earliest of the Retirement, termination of employment or death of the Participant), evidenced by a DSU Agreement.  Notwithstanding the foregoing, with respect to U.S. Taxpayers, only non-employee Directors may be granted DSUs.

"Designated Affiliate" means subsidiaries of the Corporation designated by the Board from time to time for purposes of this Plan.

"Director" means a director of the Corporation or any of its subsidiaries.

"Director Retirement" in respect of a Participant, means the Participant ceasing to hold any directorships with the Corporation, any Designated Affiliate and any entity related to the Corporation for purposes of the Tax Act as a result of retirement in a manner or on such basis as acceptable to the Corporation.

"Director Termination" means the removal of, resignation or failure to re-elect the Director (excluding a Director Retirement) as a director of the Corporation, a Designated Affiliate and any entity related to the Corporation for purposes of the Tax Act.

"Disability" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months which causes an individual to be unable to engage in any substantial gainful activity.

"Disinterested Shareholder Approval" means approval by a majority of shareholders of the Corporation at any meeting of the shareholders of the Corporation, excluding votes attaching to any Shares held by any Director, Officer or other Insider of the Corporation.

"DRS" means Direct Registration System.

"DSU Agreement" means a written confirmation or agreement, in the form provided in Schedule "B" of the Plan, or in such other form(s) adopted by the Board from time to time, in physical or electronic format (including by way of an entry in any electronic incentive compensation system maintained by the Corporation or a third party service provider on its behalf), setting out the terms and conditions relating to a Deferred Share Unit and entered into in accordance with Section 5.2.

"DSU Payment" means, subject to any adjustment in accordance with Section 5.4 of this Plan, the issuance to a Participant of one previously unissued Share for each whole DSU credited to such Participant.

"DSU Termination Date" has the meaning given to such term in Section 5.3(a).

"Effective Date" means the date this Plan becomes effective, which shall be upon receipt of Board approval for the adoption of this Plan.

"Eligible Charitable Organization" means: (i) any Charitable Organization or "public foundation" which is a "registered charity", but is not a "private foundation"; or (ii) a "registered national arts service organization" (as all of such terms are defined in the Tax Act).

"Employee" means a person (who may be an Officer or Director) who is:

(a) an individual who is considered an employee of the Corporation or of its subsidiary under the Tax Act and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source;

(b) an individual who works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or its subsidiary over the details and methods of work as an employee of the Corporation or of the subsidiary, as the case may be, but for whom income tax deductions are not made at source; or

(c) an individual who works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or its subsidiary over the details and methods of work as an employee of the Corporation or of the subsidiary, as the case may be, but for whom income tax deductions are not made at source, whether or not they have a written employment contract with the Corporation or a subsidiary, determined by the Board as employees eligible for participation in this Plan. Employees also include Service Providers eligible for participation in this Plan as determined by the Board.

"Exchange" means the (a) Canadian Securities Exchange, or any successor entity, which is the principal stock exchange on which the Shares are listed for trading or (b) the primary exchange on which the Shares are then listed, as determined from by the Board, if (i) the Canadian Securities Exchange is no longer the Corporation's primary exchange, or (ii) the Shares are not listed on the Canadian Securities Exchange.

"Exchange Policies" mean the policies established and published by the Exchange's, as amended from time to time. "Exchange Policy 1" means Policy 1 - Interpretation and General Provisions, as amended from time to time.

"Exchange Policy 6" means Policy 6 - Distributions & Corporate Finance, as amended from time to time.

"Fair Market Value" with respect to Shares as of any date, means the closing market price of the Shares on the trading day prior to such date, and for the purposes of establishing the exercise price per Share of any Stock Option, or the value of any Share underlying a RSU, DSU, PSU or Bonus Share on the grant date, the Market Price.

"Insider" means (a) a Director or Officer of the Corporation, (b) a director or Officer of a company that is an Insider or subsidiary of the Corporation; or (c) a Person that beneficially owns or controls, directly or indirectly, or a combination of beneficial ownership of, and control and direction over, directly or indirectly, Shares carrying more than 10% of the voting rights attached to all outstanding Shares.

"Investor Relations Activities" has the meaning ascribed in Exchange Policy 1.

"Investor Relations Service Provider" includes any Consultant that performs Investor Relations Activities and any Director, Officer, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities.

"Issued Shares" means the number of Shares of the Corporation that are issued and outstanding on a non-diluted basis at a particular point in time.

"Listed Security" means any security of the Corporation that is listed or approved for listing on a U.S. national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the U.S. Financial Industry Regulatory Authority (or any successor thereto).

"Management Company Employee" means an individual employed by a company providing management services to the Corporation, which services are required for the ongoing operation of the business enterprise of the Corporation.

"Market Price" means the market value of the Shares as determined in accordance with Section 3.2.

"Multiplier(s)" means the factor(s) by which a Participant's PSUs may be multiplied, as determined by the Board and set out in the applicable PSU Agreement, commonly based on performance measures.

"Officer" means an officer (as defined under Securities Laws) of the Corporation or any of its subsidiaries.

"Option Period" means the period during which a Stock Option is outstanding.

"Optionee" means a Participant to whom a Stock Option has been granted under this Plan.

"Participant" means a Director, Officer, Employee, Management Company Employee, Consultant, or Eligible Charitable Organization that is the recipient of an Award granted or issued by the Corporation.

"Performance Period" means the period provided for in Section 6.2.

"Performance Share Unit" or "PSU" means a right granted to a Participant by the Corporation as compensation for employment or consulting services or services as a Director or Officer, to receive, for no additional cash consideration, securities of the Corporation upon specified vesting criteria being satisfied (which are typically performance based) and which may provide that, upon vesting, the award may be paid in cash and/or Shares (at the option of the Board); represented by a PSU Agreement evidencing the right of such Participant to receive the value of one Share at the time of payment, multiplied by any applicable Multiplier(s).

"Person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative.

"Plan" means this Equity Incentive Plan, as it may be amended and restated from time to time.

"Prior Plans" has the meaning given to such term in Section 10.20.

"PSU Agreement" means a written confirmation or agreement, in the form provided in Schedule "B" of the Plan, or in such other form(s) adopted by the Board from time to time, in physical or electronic format (including by way of an entry in any electronic incentive compensation system maintained by the Corporation or a third party service provider on its behalf), setting out the terms and conditions relating to a Performance Share Unit and entered into in accordance with Section 6.1.

"Redemption Date" has the meaning given to such term in Section 5.3(c).

"Restricted Period" means any period of time that a Restricted Share Unit is not vested and the Participant holding such Restricted Share Unit remains ineligible to receive the relevant Shares, determined by the Board in its absolute discretion, provided, however, such period of time may be reduced or eliminated from time to time and at any time and for any reason as determined by the Board, including, but not limited to, circumstances involving death or Disability of a Participant and provided further, that with respect to U.S. Taxpayers, the Restricted Period shall expire on the date upon which the RSUs are no longer subject to a substantial risk of forfeiture.

"Restricted Share Unit" or "RSU" means a right granted to a Participant as compensation for employment or consulting services or services as a Director or Officer, to receive, for no additional cash consideration, securities of the Corporation upon specified vesting criteria being satisfied (which are typically time based) and which may provide that, upon vesting, the award may be paid in cash and/or Shares (at the option of the Board), represented by an RSU Agreement evidencing the right of such Participant to receive the value of one Share at the time of payment.

"Retirement" in respect of an Employee or Officer, means ceasing to hold any employment or engagement with the Corporation or any Designated Affiliate as a result of retirement in a manner or on such basis as acceptable to the Corporation.

"RSU Agreement" means a written confirmation or agreement, in the form provided in Schedule "B" of the Plan, or in such other form(s) adopted by the Board from time to time, in physical or electronic format (including by way of an entry in any electronic incentive compensation system maintained by the Corporation or a third party service provider on its behalf), setting out the terms and conditions relating to a Restricted Share Unit and entered into in accordance with Section 4.2.

"Securities Laws" means the Securities Act (British Columbia), and all relevant securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to a corporation.

"Security Based Compensation" means any compensation or Award granted under a Security Based Compensation

Arrangement.

"Security Based Compensation Arrangement" has the meaning given to such term in Exchange Policy 1.

"Separation Date" means the date that a Participant ceases to be eligible to be a Participant under this Plan.

"Service Agreement" means any written agreement between a Participant and the Corporation or any subsidiary of the Corporation (as applicable), in connection with that Participant's employment, service or engagement as a Director, Officer, Employee or Consultant or the termination thereof, as amended, replaced or restated from time to time.

"Service Provider" means any person or company engaged by the Corporation or a Designated Affiliate to provide services to the Corporation or a Designated Affiliate, as applicable.

"Shareholder" means a holder of Shares.

"Shares" means the common shares of the Corporation.

"Specified Employee" means a U.S. Taxpayer who meets the definition of "specified employee", as defined in Section 409A(a)(2)(B)(i) of the Code.

"Stock Option" means a right granted to a Participant to acquire Shares at a specified exercise price for a specified period of time.

"Stock Option Agreement" means a written certificate, confirmation or agreement, in the form provided in Schedule "A" to the Plan, or such other form(s) adopted by the Board from time to time, in physical or electronic format (including by way of an entry in any electronic incentive compensation system maintained by the Corporation or a third party service provider on its behalf), setting out the terms and conditions relating to a Stock Option and entered into in accordance with Part 3.

"Tax Act" means the Income Tax Act (Canada), as amended from time to time.

"Termination" means the termination of the employment or engagement (or consulting services) of an Employee or Officer with or without cause by the Corporation or a Designated Affiliate or the cessation of employment or engagement (or consulting services) of the Employee or Officer with the Corporation or a Designated Affiliate as a result of resignation or otherwise, other than as a Retirement.

"United States" means the United States of America, its territories and possession, any State of the United States, and the District of Columbia.

"U.S. Person" means a "U.S. person" as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person).

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"U.S. Taxpayer" means a Participant who is a U.S. citizen, U.S. permanent resident or other person whose Awards under this Plan are subject to income tax under the Code.

"Voting Securities" means any securities of the Corporation ordinarily carrying the right to vote at elections of Directors and any securities immediately convertible into or exchangeable for such securities.

"VWAP" means the volume-weighted average trading price of the Shares on the Exchange calculated by dividing the total value by the total volume of such securities traded for the five trading days immediately preceding the applicable date. Where appropriate, internal crosses and certain other special trades may be excluded from the calculation.

2.2 Interpretation

(a) This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating in any way to the Plan.

(b) Whenever the Board (or Board committee, as the case may be) is to exercise discretion in the administration of the terms and conditions of this Plan, the term "discretion" means the sole and absolute discretion of the Board (or Board committee, as the case may be).

(c) As used herein, the terms "Part" or "Section" mean and refer to the specified Part or Section of this Plan, respectively.

(d) Where the word "including" or "includes" is used in this Plan, it means "including (or includes) without limitation".

(e) Words importing the singular include the plural and vice versa, and words importing any gender include any other gender.

(f) Unless otherwise specified, all references to money amounts are to Canadian dollars.

PART 3
STOCK OPTIONS

3.1 Participation

The Corporation may from time to time grant Stock Options to Participants pursuant to this Plan.

3.2 Exercise Price of a Stock Option

The exercise price at which a Participant may purchase a Share upon the exercise of a Stock Option shall be determined by the Board and shall be set out in the Stock Option Agreement issued in respect of the Stock Option. The Exercise Price shall not be less than the Market Price of the Shares as of the Date of Grant. The Market Price of the Shares for a particular Date of Grant shall be determined as follows:

(a) subject to a minimum price of $0.05, the Market Price, at which an Option may be exercised or granted will be the greater of:

(i) the closing trading price of the Shares on the Exchange on the day immediately preceding the date of the grant of the Stock Option, or

(ii) the closing trading price of the Shares on the Exchange on the day the date of the grant of the Stock Option.

If the Shares are not listed on any organized trading facility, then, with respect to any Stock Option granted to a U.S. Taxpayer, to the extent reasonably possible, the Market Price shall be determined in a manner that avoids application of penalty taxes under Section 409A of the Code.

3.3 Grant of Stock Options

The Board may at any time authorize the granting of Stock Options to such Participants as it may select for the number of Shares that it shall designate, subject to the provisions of this Plan.

Each Stock Option granted to a Participant shall be evidenced by a Stock Option Agreement with terms and conditions consistent with this Plan and as approved by the Board (and in all cases which terms and conditions need not be the same in each case, and may be changed from time to time subject to any required Disinterested Shareholder Approval and any required approval of the Exchange).

3.4 Terms of Stock Options

The Option Period shall be for such term as the Board may determine at the Date of Grant, provided that:

(a) Stock Options can be exercisable for a maximum of 10 years from the Date of Grant (subject to extension where the expiry date falls within a Blackout Period);

(b) the term may thereafter be reduced with respect to any such Stock Option as provided for herein regarding termination of employment / engagement or death of the Optionee; and

(c) should the expiry date of the Option Period in respect of any outstanding Stock Option be determined to occur during a Blackout Period, the expiry date of such Option Period shall be deemed to be the date that is the tenth business day following the expiry of the Blackout Period. Notwithstanding the foregoing, with respect to any Stock Option granted to a U.S. Taxpayer, no Stock Option shall be extended beyond its maximum expiry date provided in the applicable Stock Option Agreement, to the extent such extension would trigger application of penalty taxes under Section 409A of the Code.

3.5 Vesting

Subject to the limitations in Part 10 and all Applicable Laws, the vesting schedule for a Stock Option, if any, shall be determined by the Board and shall be set out in the Stock Option Agreement issued in respect of the Stock Option. The Board may elect, at any time, to accelerate the vesting schedule of one or more Stock Options including, without limitation, on a Change of Control, and such acceleration will not be considered an amendment to the Stock Option in question requiring the consent of the Participant under Part 11 of the Plan. Notwithstanding the foregoing, if the Corporation is listed on the Exchange, no acceleration to the vesting schedule of one or more Stock Options granted to an Investor Relations Service Provider can be made without compliance with the requirements of the Exchange, if any.

3.6 Exercise of Stock Options

Subject to any limitations or conditions imposed upon an Optionee pursuant to the Stock Option Agreement or this Plan, an Optionee may exercise a Stock Option, prior to the expiry date thereof, by giving written notice thereof to the Corporation at its principal place of business or as otherwise indicated by the Corporation in writing. The notice shall be accompanied by full payment of the exercise price to the extent the Stock Option is so exercised, and full payment of any amounts the Corporation determines must be withheld for tax purposes from the Optionee pursuant to the Stock Option Agreement. Such payment shall be in lawful money in the currency as stated in the Stock Option Agreement, in cash, wire transfer or certified cheque. As soon as practicable after exercise of a Stock Option in accordance herewith, the Corporation shall issue a certificate or DRS statement evidencing the Shares with respect to which the Stock Option has been exercised. Upon due exercise of a Stock Option, the Optionee shall be entitled to all rights to vote or receive dividends or any other rights as a shareholder with respect to such Shares.

3.7 Cashless Exercise

Subject to the approval of the Board or the Committee, and further subject to the Shares being traded on the Exchange, consideration may be paid by a Participant as follows: (i) a brokerage firm loans money to the Participant in order for the Participant to exercise Stock Options to acquire the underlying Shares (the "Loan");

(ii) the brokerage firm then sells a sufficient number of Shares to cover the exercise price of the Stock Options that were exercised by the Participant in order to repay the Loan; and (iii) the brokerage firm receives an equivalent number of Shares from the exercise of the Stock Options and the Participant receives the balance of the Shares or the cash proceeds from the balance of such Shares.

3.8 Net Exercise

Subject to the approval of the Board or the Committee, and further subject to the Shares being traded on the Exchange, consideration may be paid by reducing the number of Shares otherwise issuable under the Stock Options such that, in lieu of a cash payment to the Corporation, a Participant, excluding Investor Relations Service Providers, only receives the number of Shares that is equal to the quotient obtained by dividing: (i) the product of the number of Stock Options being exercised multiplied by the difference between the VWAP of the underlying Shares and the exercise price of the subject Stock Options, by (ii) the VWAP of the underlying Shares. The number of Shares delivered to the Participant may be further reduced to satisfy applicable tax withholding obligations pursuant to Part 8. In the event of a net exercise, the number of Stock Options exercised, surrendered or converted, and not the number of Shares issued, must be included in calculating the limits set forth in Part 10.

3.9 Effect of Termination of Employment or Death

If an Optionee:

(a) dies while employed or engaged by, or while a director of, the Corporation or a Designated Affiliate, any Stock Option held by him or her at the date of death, then eligible to be exercised, shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee's rights under the Stock Option shall pass by the Optionee's will or applicable laws of descent and distribution. Unless otherwise determined by the Board but subject to Section 10.9, all such Stock Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Stock Option at the date of his or her death and only for 12 months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner;

(b) ceases to be employed or engaged by, or a director of, the Corporation or a Designated Affiliate, as a result of a Disability, any Stock Option held by him or her at the date of Disability, then eligible to be exercised, shall become exercisable in whole or in part by the Optionee or their legal guardian. Unless otherwise determined by the Board but subject to Section 10.9, all such Stock Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Stock Option at the date of his or her Disability and only for 12 months after the date of Disability or prior to the expiration of the Option Period in respect thereof, whichever is sooner;

(c) ceases to be employed or engaged by, or a director of, the Corporation or a Designated Affiliate, for cause, no Stock Option held by such Optionee will, unless otherwise determined by the Board but subject to Section 10.9, be exercisable following the date on which such Optionee ceases to be so engaged; or

(d) ceases to be employed or engaged by, or a director of, the Corporation or a Designated Affiliate, for any reason other than cause, death or Disability then, unless otherwise determined by the Board but subject to Section 10.9, any Stock Option held by such Optionee which was then eligible to be exercised at the effective date thereof shall become exercisable for a period of up to 90 days thereafter or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

3.10 Effect of Amalgamation or Merger

If the Corporation amalgamates or otherwise completes a plan of arrangement or merges with or into another corporation, any Shares receivable on the exercise of a Stock Option shall, subject to the prior acceptance of the Exchange, if required under Exchange policies, be adjusted to give the Participant the ability to acquire, upon exercise of the Stock Option, including payment, the securities, property or cash which the Participant would have received upon such amalgamation, arrangement or merger if the Participant had exercised his or her Stock Option immediately prior to the record date applicable to such amalgamation, arrangement or merger, and the exercise price shall, subject to the prior acceptance of the Exchange, if required under Exchange policies, be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of this Plan.

PART 4
RESTRICTED SHARE UNITS

4.1 Participants

The Corporation has the right to grant, in its sole and absolute discretion, to any Participant, Restricted Share Units to receive any number of fully paid and non-assessable Shares as a discretionary payment in consideration of past services to the Corporation or as an incentive for future services, subject to this Plan and with such additional provisions and restrictions as the Board may determine. For purposes of calculating the number of Restricted Share Units to be granted, the Corporation shall be obligated to value the Shares underlying such RSUs at not less than the Fair Market Value.

4.2 RSU Agreement

Each grant of a RSU under this Plan shall be evidenced by an RSU Agreement between the Participant and the Corporation. Such RSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in an RSU Agreement. The provisions of the various RSU Agreements issued under this Plan need not be identical.

4.3 Restricted Period

Concurrent with the determination to grant RSUs to a Participant, the Board shall determine the Restricted Period applicable to such RSUs. In addition, at the sole discretion of the Board, at the time of grant, the RSUs may be subject to performance conditions to be achieved by the Corporation or a class of Participants or by a particular Participant on an individual basis, within a Restricted Period, for such RSUs to entitle the holder thereof to receive the underlying Shares or cash. Upon expiry of the applicable Restricted Period (or on the Deferred Payment Date, as applicable) and upon satisfaction of any performance criteria or other terms set out in the RSU Agreement, a RSU shall be automatically settled, and without the payment of additional consideration or any other further action on the part of the holder of the RSU, the underlying Shares shall be issued or cash paid to the holder of such RSUs, which RSUs shall then be cancelled.  In all cases, with respect to RSUs awarded to U.S. Taxpayers, the RSUs shall be settled no later than 60 days following the expiration of the applicable Restricted Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned RSUs in the form of cash or in Shares issued from treasury (or in a combination thereof) equal to the value of the RSUs at the end of the applicable Restricted Period (or on the Deferred Payment Date, as applicable) and upon satisfaction of any performance criteria or other terms set out in the RSU Agreement. The determination of the Board with respect to the form of payout of such RSUs shall be set out in the RSU Agreement for the grant of the RSU or reserved for later determination.

4.4 Deferred Payment Date

Participants who are residents of Canada for the purposes of the Tax Act (and for greater certainty, who are not U.S. Taxpayers), may elect to defer to receive all or any part of the Shares underlying Restricted Share Units until one or more Deferred Payment Dates. No other Participants may elect a Deferred Payment Date. Participants who elect to set a Deferred Payment Date must, in respect of each such Deferred Payment Date, give the Corporation written notice of the Deferred Payment Date(s) not later than thirty (30) days prior to the expiration of the applicable Restricted Period (or such lesser period of time as the Board may approve).

4.5 Retirement or Termination during Restricted Period

In the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of a Participant from all such roles with the Corporation during the Restricted Period, any Restricted Share Units held by the Participant shall immediately terminate and be of no further force or effect; provided, however, that the Board shall have the absolute discretion to modify the grant of the Restricted Share Units to provide that the Restricted Period shall terminate immediately prior to the date of such occurrence.

4.6 Retirement or Termination after Restricted Period

Subject to Section 10.9, in the event and to the extent of the Retirement or Termination and/or, as applicable, the Director Retirement or Director Termination of the Participant from all such roles with the Corporation following the Restricted Period and prior to a Deferred Payment Date, the Participant shall be entitled to receive, and the Corporation shall issue forthwith, Shares or cash, as determined by the Board, in satisfaction of the Restricted Share Units then held by the Participant.

4.7 Acceleration of Vesting

Notwithstanding Sections 4.5 and 4.6 above, subject to the absolute discretion of the Board, in the event of the death or Disability of a Participant, Shares represented by RSUs held by the Participant, calculated on a pro-rata basis as to the number of days passed under the vesting restrictions, shall then be immediately issued by the Corporation to the Participant or legal representative of the Participant.

4.8 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Corporation on its Shares, a Participant may be credited with additional Restricted Share Units. The number of such additional RSUs, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Participant if the RSUs (including RSUs in which the Restricted Period has expired but the Shares have not been issued due to a Deferred Payment Date) in the Participant's account on the dividend record date had been outstanding Shares (and the Participant held no other Shares) by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. Where the proposed issuance of Shares in settlement of such additional RSUs would result the Corporation having insufficient Shares available for issuance or in the limits in Part 10 exceeded, the additional RSUs should instead be settled in cash.

PART 5
DEFERRED SHARE UNITS

5.1 Deferred Share Unit Grants

The Board may from time to time determine to grant Deferred Share Units to one or more Directors, Officers or Employees (other than Participant's that are U.S. Taxpayers, in which case only non-employee Directors may be granted DSUs) in a lump sum amount or on regular intervals, based on such formulas or criteria as the Board may from time to time determine. DSUs will be credited to the Participant's account when designated by the Board. For purposes of calculating the number of DSUs to be granted, the Corporation shall be obligated to value the Shares underlying such Deferred Share Units at not less than the Fair Market Value.

5.2 DSU Agreement

Each grant of a DSU under this Plan shall be evidenced by a DSU Agreement between the Participant and the Corporation. Such DSU Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions (including without limitation any recoupment, reimbursement or claw-back compensation policy as may be adopted by the Board from time to time) which are not inconsistent with this Plan and the policies of the Exchange and which the Board deems appropriate for inclusion in a DSU Agreement. The provisions of each DSU Agreement issued under this Plan need not be identical.

5.3 Redemption of Deferred Share Units and Issuance of Deferred Shares

(a) No amount may be received in respect of a DSU until after the earlier of the date of a: (i) Director Retirement; (ii) Director Termination; (iii) the death of a Director; (iv) or the Separation Date of a Participant occurring for any other reason (each, a "DSU Termination Date").

(b) Termination for Cause. If the DSU Termination Date of a Participant occurs as a result of a termination of a Participant for cause, unless otherwise determined by the Board but subject to Section 10.9, all outstanding DSUs credited to such Participant's account (whether or not vested) shall be forfeited and cancelled immediately, and the Participant shall have no entitlement to receive any payment in respect of such forfeited DSUs, by way of damages, pay in lieu of notice or otherwise.

(c) Termination Event other than for Cause: If the DSU Termination Date of a Participant occurs as a result of the death of a Participant, unless otherwise determined by the Board, all DSUs credited to such Participant's account at such time that have not yet vested pursuant to the terms of this Plan shall be deemed to vest in the moment immediately prior to the Participant's death. As soon as reasonably practicable after the DSU Termination Date of a Participant for a reason other than cause, or as the Participant may elect under Section 5.3(d), and in any event, no later than December 15 of the first calendar year commencing after the DSU Termination Date, the Corporation shall redeem and fully settle each DSU in respect of which all vesting and other conditions to redemption and settlement have been met, deemed to have been met or waived by the Board on or before the DSU Termination Date (such settlement date being a "Redemption Date").

(d) With respect to Participants who are residents of Canada for the purposes of the Tax Act (and for greater certainty, who are not U.S. Taxpayers), if the DSU Termination Date of a Participant occurs for a reason other than cause, except as otherwise provided in the Plan, after the DSU Termination Date, the Participant (or their estate) may elect up to three separate Redemption Dates as of which either a portion (specified in whole percentages) or all of the value of the Participant's DSUs shall be redeemed and settled, by filing with the Corporation, following such Participant's DSU Termination Date, in the form and manner specified by the Board, up to three irrevocable written elections, provided that the elected Redemption Dates are no later than December 15 of the first calendar year commencing after the Participant's DSU Termination Date.

(e) Notwithstanding the foregoing, the Corporation shall have the ability to require the Participant to hold any Shares received pursuant to such redeemed DSUs for a specified period of time.

(f) Notwithstanding the provisions of this Part 5, for U.S. Taxpayers, (i) the DSU Termination Date must constitute a "separation from service" within the meaning of Section 409A of the Code, (ii) the Redemption Date shall be the Director's DSU Termination Date, with DSUs redeemed in all events no later than December 31 of the year in which the Director's DSU Termination Date occurs, and (iii) DSUs held by a Director who is a Specified Employee will be automatically redeemed with no further action by the Director on the date that is six months and one day following the DSU Termination Date. Upon redemption, the former Director shall be entitled to receive and the Corporation shall issue, the number of Shares issued from treasury equal to the number of DSUs in the Director's account, subject to any applicable deductions and withholdings.

(g) No amount will be paid to, or in respect of, a Participant under this Plan or pursuant to any other arrangement, and no other additional DSUs will be granted to compensate for a downward fluctuation in the value of the Shares of the Corporation nor will any other benefit be conferred upon, or in respect of, a Participant for such purpose.

5.4 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Corporation on its Shares, a Participant may be credited with additional Deferred Share Units. The number of such additional Deferred Share Units, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Participant if the Deferred Share Units in the Participant's account on the dividend record date had been outstanding Shares (and the Participant held no other Shares), by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. Where the proposed issuance of Shares in settlement of such additional Deferred Share Units would result in the Corporation having insufficient Shares available for issuance or in the limits in Part 10 being exceeded, the additional Deferred Share Units should instead be settled in cash.

PART 6
PERFORMANCE SHARE UNITS

6.1 Performance Share Units

The Board may from time to time determine to grant Performance Share Units to one or more Participants with the specific terms and conditions thereof to be as provided in this Plan and in the PSU Agreement entered into in respect of such grant. The PSU Agreement in respect of the PSUs granted will set out, at a minimum, the number of PSUs granted, the Performance Period, the performance-based criteria and any Multiplier(s). Subject to the provisions of this Part 6, each PSU awarded to a Participant for services performed during the year in which the PSU is granted shall entitle the Participant to receive payment, in the form of Shares, cash payment or combination thereof, as determined by the Board, in an amount equal to the Fair Market Value on the day immediately prior to the last day of the applicable Performance Period multiplied by the applicable Multiplier(s), to be determined on the last day of the Performance Period.

6.2 Performance Period

Subject to Sections 6.4, 6.5 and any other terms of this Plan, the Board may, in it sole discretion, determine the Performance Period in respect of a particular Award, to a maximum of three years from the date of grant of the applicable Performance Share Unit.

6.3 Performance-Based Criteria and Multipliers

The Board may establish performance-based criteria which, if met, will entitle the Participant to be paid an amount in excess of or less than the Fair Market Value of one Share for each PSU at the end of the applicable Performance Period. The Board, in its sole discretion, may waive the performance-based criteria if the Board determines there were material unusual circumstances that occurred during the Performance Period (as an example only, if take-over speculation significantly affects the Fair Market Value at the end of the Performance Period).

6.4 Retirement or Termination During Performance Period

If a Participant ceases to be an Employee or Director, as applicable, during the Performance Period because of Retirement or Termination of the Participant, all PSUs previously awarded to the Participant shall be forfeited and cease to be credited to the Participant on the date of the Retirement or Termination, as the case may be; however, the Board shall have the absolute discretion to modify the grant of the PSUs to provide that the Performance Period would end at the end of the calendar quarter immediately before the date of the Retirement or Termination, as the case may be, and the amount payable to the Participant shall be calculated as of such date.

6.5 Death or Disability

In the event of the death or Disability of a Participant during the Performance Period, the Performance Period shall be deemed to end at the end of the calendar quarter immediately before the date of death or Disability of the Participant and the amount payable to the Participant or its executors, as the case may be, shall be calculated as of such date.

6.6 Payment to Participants

Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned PSUs in the form of cash or in Shares issued from treasury (or in a combination thereof) equal to the value of the PSUs at the end of the applicable Performance Period. The determination of the Board with respect to the form of payout of such PSUs shall be set out in the Performance Share Unit Agreement for the grant of the PSU or reserved for later determination. In no event will delivery of such Shares or payment of any cash amounts be made later than two and a half months after the end of the year in which such conditions or restrictions were satisfied or lapsed, and for avoidance with doubt, with respect to a U.S. Taxpayer, all PSUs will be settled no later than March 15 of the year following the year in which the PSUs are no longer subject to a substantial risk of forfeiture.

6.7 Payment of Dividends

Subject to the absolute discretion of the Board, in the event that a dividend (other than a stock dividend) is declared and paid by the Corporation on the Shares, a Participant may be credited with additional PSUs. The number of such additional PSUs, if any, will be calculated by dividing (a) the total amount of the dividends that would have been paid to the Participant if the PSUs in his or her account on the dividend record date had been outstanding Shares (and the Participant held no other Shares), by (b) the Fair Market Value of the Shares on the date on which such dividends were paid. Where the proposed issuance of Shares in settlement of such additional PSUs would result in the Corporation having insufficient Shares available for issuance or in the limits in Part 10 being exceeded, the additional PSUs should instead be settled in cash. For greater certainty, the Performance Period and Multiplier(s), if any, shall be the same as the Performance Period and Multiplier(s), if any, for the additional Performance Share Units.

PART 7
BONUS SHARES

7.1 Grant of Bonus Shares

Bonus Shares may be granted to Participants as a discretionary bonus at such time or times as will be determined by the Board by resolution, pursuant to recommendations of the Board from time to time. All Bonus Shares shall be issued at the Fair Market Value on the grant date.

PART 8
WITHHOLDING TAXES

8.1 Withholding Taxes

The Corporation or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Corporation or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Award including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of any Shares to be issued under this Plan, until such time as the Participant has paid the Corporation or any Designated Affiliate for any amount which the Corporation or Designated Affiliate is required to withhold by law with respect to such taxes or other amounts. Without limitation to the foregoing, the Board may adopt administrative rules under this Plan, which provide for the automatic sale of Shares (or a portion thereof) in the market upon the issuance of such Shares under this Plan on behalf of the Participant to satisfy withholding obligations under an Award.

PART 9
CHANGE OF CONTROL

9.1 Change of Control.

(a) If a Change of Control shall conclusively be deemed to be imminent, or to have occurred, there shall be immediate full vesting of each outstanding Stock Option granted, which may be exercised and settled, in whole or in part, even if such Stock Option is not otherwise exercisable or vested by its terms, but subject to any required approval of the Exchange, if required under Exchange policies. Notwithstanding the foregoing, if the Corporation is listed on the Exchange, no acceleration to the vesting schedule of one or more Stock Options granted to an Investor Relations Service Provider can be made without the prior acceptance of the Exchange, if required under Exchange policies.

(b) Unless otherwise determined by the Board, or unless otherwise provided in a Participant's Service Agreement or Award Agreement, if a Change of Control shall conclusively be deemed to be imminent, or to have occurred, then the Board shall have the discretion, without the prior approval of the Participants but subject to any required approval of the Exchange, to any one or more of the following:

(i) determine that there shall be immediate full vesting of each outstanding Award (other than Stock Options) granted, which may be exercised and settled, in whole or in part, even if such Award is not otherwise exercisable or vested by its terms;

(ii) subject to the prior acceptance of the Exchange, if required under Exchange policies, the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the settlement of such Award or realization of the Participant's rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the settlement of such Award or realization of the Participant's rights, then such Award may be terminated by the Corporation without payment);

(iii) subject to the prior acceptance of the Exchange, if required under Exchange policies, cause the Corporation to offer to acquire from each Award holder his or her Awards for a cash payment, and any Awards not so acquired, surrendered or exercised by the effective time of the Change of Control will be deemed to have expired;

(iv) subject to the prior acceptance of the Exchange, if required under Exchange policies, cause a Stock Option granted under this Plan to be exchanged for an option to acquire for the same exercise price, the number and type of securities as would be distributed to the Stock Option holder in respect of the Shares to be issued to the Stock Option holder had he or she exercised the Stock Option prior to the effective time of the Change of Control;

(v) subject to the prior acceptance of the Exchange, if required under Exchange policies, cause the surviving, successor or acquiring entity to assume any Awards or substitute similar stock options, share units or other share-based awards for the outstanding Awards, as applicable;

(vi) permit each Participant, within a specified period of time prior to the completion of the Change of Control as determined by the Board, to exercise all of the Participant's outstanding Stock Options and to settle all of the Participant's outstanding PSUs, RSUs and DSUs (to the extent then vested and exercisable, including by reason of acceleration by the Board pursuant to Section 9.1 or in accordance with the Award Agreement) but subject to and conditional upon the completion of the Change of Control;

(vii) accelerate the dates upon which any or all outstanding Awards shall vest and be exercisable or settled, without regard to whether such Awards have otherwise vested in accordance with their terms; or

(viii) make no change to any of the terms or provisions of any Award.

9.2 Awards Need Not be Treated Identically

In taking any of the actions contemplated by this Part 9, the Board shall not be obligated to treat all Awards held by any Participant, or all Awards in general, identically.

PART 10
GENERAL TERMS

10.1 Number of Shares

The aggregate number of Shares that may be issued under this Plan shall not exceed 10% of the number of Issued Shares outstanding in the capital of the Corporation from time to time as of the date of each grant (inclusive of the Shares reserved for issuance pursuant to any stock options granted under the Prior Plans), such Shares to be allocated among Awards and Participants in amounts and at such times as may be determined by the Board from time to time.

10.2 Limits for Individuals

Unless Disinterested Shareholder Approval is obtained (or unless permitted otherwise by the policies of the Exchange), the maximum number of Shares that may be issued to any one Participant (and where permitted pursuant to the policies of the Exchange, any company that is wholly-owned by the Participant) under this Plan, together with all of the Corporation's other Security Based Compensation Arrangements, at any point in time may not exceed 5% of the Issued Shares of the Corporation, calculated as at the date any Security Based Compensation is granted or issued to the Person.

10.3 Limits for Insiders

Unless Disinterested Shareholder Approval is obtained (or unless permitted otherwise by the policies of the Exchange), the maximum number of Shares that are issuable pursuant to all the Corporation's Security Based Compensation plans granted or issued in any 12-month period to Insiders (as a group) must not exceed 10% of the Issued Shares, calculated as at the date any Security Based Compensation of the Corporation is granted or issued to any Insider.

Unless Disinterested Shareholder Approval is obtained (or unless permitted otherwise by the policies of the Exchange), the maximum number of Shares that are issuable pursuant to all of the Corporation's Security Based Compensation plans granted or issued to Insiders (as a group) at any point in time must not exceed 10% of the Issued Shares at any point in time.

10.4 Limits for Consultants

The maximum number of Shares that may be issued to any one Consultant under this Plan, together with all of the Corporation's other Security Based Compensation plans, within a 12-month period, may not exceed 2% of the Issued Shares calculated on the date such Security Based Compensation is granted or issued to the Consultant.

10.5 Limits for Investor Relations Service Providers

Notwithstanding any other provision of this Plan, Investor Relations Service Providers may only be granted Stock Options (and no other forms of Security Based Compensation) under this Plan. The maximum aggregate number of Shares that are issuable pursuant to all Stock Options granted in any 12-month period to all Investor Relations Service Providers in aggregate must not exceed 2% of the Issued Shares, calculated as at the date any Stock Option is granted to any such Investor Relations Service Provider.

Stock Options granted to any Investor Relations Service Provider must vest in stages over a period of not less than 12 months, such that not more than 25% vest any sooner than three months after the date of grant, and not more than 25% vest any sooner than every three months thereafter.

The Board (or any committee thereof) must, through the establishment of appropriate procedures, monitor the trading in the securities of the Corporation by all Investor Relations Service Providers. These procedures may include the establishment of a designated brokerage account through which the Participant conducts all trades in the securities of the Corporation or a requirement for such Participants to file reports of their trades with the Board on a timely basis.

10.6 Limits for Charitable Organizations

The only Security Based Compensation that may be granted or issued to a Charitable Organization is Charitable Stock Options. The maximum aggregate number of Shares that are issuable pursuant to all outstanding Charitable Stock Options must not exceed 1% of the Issued Shares, calculated as at the date each Charitable Stock Option is granted to a Charitable Organization. A Charitable Stock Option must expire on or before the earlier of: (i) the date that is 10 years from the date of grant of the Charitable Stock Option; and (ii) the 90th day following the date that the holder of the Charitable Stock Option ceases to be a Charitable Organization.

10.7 Limitation on Rights as a Shareholder

No Security Based Compensation entitles the holder thereof to any Shareholder rights (including without limitation voting rights, dividend entitlement or rights on liquidation) until such time as underlying Shares are issued to such Participant; provided, however, that the accrual of any dividend entitlements on a DSU, PSU or RSU where such dividend entitlements vest and are redeemed, as applicable, along with the underlying award. Where the proposed issuance of Shares in settlement of such additional DSUs, PSUs or RSUs would result in the Corporation having insufficient Shares available for issuance or in the limits in in the limits in Part 10 being exceeded, the additional DSUs, PSUs or RSUs should instead be settled in cash.

10.8 Lapsed Awards or Awards Settled in Cash

If Awards are settled in cash, cancelled, surrendered, terminated or forfeited or expire without being exercised in whole or in part and pursuant to which no securities have been issued, new Awards may be granted covering the Shares not issued under such lapsed Awards, subject to any restrictions that may be imposed by the Exchange.

10.9 Expiration of Security Based Compensation

Notwithstanding any other provision of this Plan, any Security Based Compensation granted or issued to any Participant who is a Director, Officer, Employee, Consultant or Management Company Employee must expire within a reasonable period, not exceeding 12 months, following the date the Participant ceases to be an eligible Participant under this Plan.

10.10 Availability of Shares under this Plan and Payment in Cash

The Corporation must have a sufficient number of Shares available under this Plan in order to be able to issue Shares to satisfy its obligations under a Multiplier or any other provision of this Plan. The Corporation may settle any Award by making payment in cash if it does not have a sufficient number of Shares available under this Plan to satisfy its obligations under a Multiplier or any other provision of this Plan.

10.11 Adjustment in Shares Subject to this Plan

If there is any change in the Shares through (i) the declaration of stock dividends of Shares, (ii) any consolidations, subdivisions or reclassification or recapitalization of Shares, or (iii) adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, the number of Shares available under this Plan, other than under a Change of Control, then the Shares subject to any Award, and the exercise price of any Stock Option shall be adjusted as determined to be appropriate by the Board, and such adjustment shall be effective and binding for all purposes of this Plan, provided any such change (other than in connection with a share consolidation or a security split) is subject to the prior acceptance of the Exchange, if required under Exchange policies,.

10.12 Transferability

Any Awards (other than Bonus Shares) accruing to any Participant in accordance with the terms and conditions of this Plan shall not be assignable or transferable. During the lifetime of a Participant all Awards may only be exercised by the Participant. Awards (other than Bonus Shares) are non-transferable and non-assignable except by will or by the laws of descent and distribution.

10.13 Employment

Nothing contained in this Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant's employment at any time. Participation in this Plan by a Participant is voluntary.

10.14 Record Keeping

The Corporation shall maintain a register in which shall be recorded:

(a) the name and address of each Participant;

(b) the number of Awards granted to each Participant and relevant details regarding such Awards; and

(c) such other information as the Board may determine.

10.15 Resale Restrictions

In addition to any legends or resale restrictions required under applicable Canadian Securities Laws Awards and Shares issued by the Corporation are subject to resale and trading restrictions in effect pursuant to Applicable Laws, and accordingly the Corporation shall be entitled to place any restriction or legend on the Awards and Shares. If required by Applicable Laws, any Award will be subject to a hold period expiring on the date that is four months and a day after the date of grant and the DRS, confirmations, agreements or certificates representing such Awards and any Shares issued prior to the expiry of such hold period will bear the following legend in substantially the following form:

"WITHOUT PRIOR WRITTEN APPROVAL OF CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [FOR APPLICABLE AWARDS: AND ANY SECURITIES ISSUED UPON EXERCISE, VESTING OR SETTLEMENT HEREOF] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT]."

10.16 No Representation or Warranty

The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

10.17 Section 409A

(a) This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, it is intended that the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code. In no event will the Corporation or any of its subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) All terms of the Plan that are undefined or ambiguous must be interpreted in a manner that complies with Section 409A of the Code if necessary to comply with Section 409A of the Code.

(c) Subject to compliance with the policies of the Exchange, the Board, in its sole discretion, may permit the acceleration of the time or schedule of payment of a U.S. Taxpayer's vested Awards in the Plan only under circumstances that constitute permissible acceleration events under Section 409A of the Code.

(d) Any amendment to the Plan or an Award Agreement  that would cause an Award held by a U.S. Taxpayer to be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

(e) Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Board determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

10.18 Awards Granted to U.S. Residents

If the Awards and the Shares are not registered under the U.S. Securities Act or any state securities laws, the Awards may not be issued or exercised in the United States unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Awards or Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and shall be affixed with an applicable restrictive legend as set forth in the Award Agreement. The Awards may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom. Each U.S. Award Holder or anyone who becomes a U.S. Award Holder, who is granted an Award in the United States, who is a resident of the United States or who is otherwise subject to the U.S. Securities Act or the securities laws of any state of the United States will be required to complete an Award Agreement which sets out the applicable United States restrictions.

10.19 Term of the Plan

This Plan shall remain in effect until it is terminated by the Board.

10.20 Effective Date and Replacement

This Plan shall become effective on the Effective Date, and will replace the Corporation's prior 10% "rolling" stock option plan and restricted share unit plan  (collectively, the "Prior Plans"). All outstanding awards previously granted under the Prior Plans as at the Effective Date shall continue to be outstanding as awards granted under this Plan, provided however that in the event of any inconsistency between the terms of any agreement governing the awards granted under any of the Prior Plans and the terms of this Plan, the terms of such agreement shall govern.

10.21 Eligibility

Subject to the discretion of the Board, all Directors, Officers, Employees, Management Company Employees, and Consultants are eligible to participate in the Plan (as well as Eligible Charitable Organizations). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Director, Officer, Employee, Management Company Employee, Consultant, or Eligible Charitable Organization any right to receive any grant of an Award pursuant to the Plan. In addition, in order to be eligible to receive Awards, in the case of Employees, Management Company Employees, and Consultants , the Award Agreement to which they are a party must contain a representation of the Corporation and of such Employee, Management Company Employee, or Consultant, as the case may be, that such Employee, Management Company Employee, or Consultant, is a bona fide Employee, Management Company Employee, or Consultant of the Corporation or a subsidiary of the Corporation, as the case may be. Awards may be granted to a company that is wholly-owned by an individual Director, Officer, Employee or Consultant.

10.22 Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if a Participant becomes entitled to a fractional Share under this Plan, the Participant has the right to acquire only the adjusted number of full Shares (rounded down to the nearest whole number) and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

10.23 Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

10.24 Reorganization of the Corporation

The existence of any Awards shall not affect in any way the right or power of the Corporation or its Shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

PART 11
ADMINISTRATION AND AMENDMENT OF THIS PLAN

11.1 Administration by the Board

(a) Unless otherwise determined by the Board, this Plan shall be administered by the Board or the Committee.

(b) Subject to Section 11.6 and the approval of the Exchange, if required under Exchange policies, the Board (or the Committee, as applicable) shall have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan, to:

(i) adopt and amend rules and regulations relating to the administration of this Plan and make all other determinations necessary or desirable for the administration of this Plan. The interpretation and construction of the provisions of this Plan and related agreements by the Board (or the Committee, as applicable) shall be final and conclusive. The Board (or the Committee, as applicable) may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency;

(ii) determine and designate from time to time the individuals to whom Awards shall be made, the amounts of the Awards and the other terms and conditions of the Awards;

(iii) correct any defect, supply any information, or reconcile any inconsistency in this Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of this Plan;

(iv) delegate any of its responsibilities or powers under this Plan to the Committee; and

(v) otherwise exercise the powers under this Plan as set forth herein.

11.2 Regulatory and Shareholder Approvals

In administering this Plan, the Board will obtain any regulatory approvals which may be required pursuant to Exchange Policies, and this Plan is subject to such approvals.

11.3 Use of Administrative Agent

The Board (or the Committee, as applicable) may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer Awards granted under the Plan and to act as trustee to hold and administer the Plan and the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board (or the Committee, as applicable) in its sole discretion.

11.4 Limitation of Liability and Indemnification

No member of the Board or the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or any Awards granted thereunder and each such member shall be entitled to indemnification by the Corporation with respect to any such action or determination in the manner provided for by the Board or the Committee.

11.5 Amendments to Plan

Subject to Sections 11.2 and 11.6, the Board shall have the power, at any time and from time to time, either prospectively or retrospectively, to amend, suspend or terminate this Plan or any Award granted under this Plan without shareholder approval, regarding (i) amendments to fix typographical errors; and (ii) amendments to clarify existing provisions of this Plan that do not have the effect of altering the scope, nature and intent of such provisions; provided however that:

(a) any amendment, suspension or termination is in accordance with applicable laws and Exchange Policies; and

(b) no amendment to this Plan or to an Award granted hereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award.

If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of this Plan, the Board shall remain able to make such amendments to this Plan or the Award as they would have been entitled to make if this Plan were still in effect.

11.6 Shareholder Approval

Any amendment to this Plan, other than the amendments specified in Section 11.5, is subject to Shareholder approval and, Exchange acceptance of the amendment if required under Exchange policies. For clarity, certain amendments to the provisions of this Plan may be subject only to approval by a majority of Shareholders instead of Disinterested Shareholder Approval, and, if applicable, subject to Exchange approval.

11.7 Notices

All written notices to be given by the Participant to the Corporation shall be delivered by: (a) hand or courier, with all fees and postage prepaid, addressed using the information specified on the SEDAR+ profile of the Corporation, or otherwise designated by the Corporation in writing; or (b) email to the email address that the parties regularly use to correspond with one another or to any other email address specified by the Corporation in writing to the Participant.

Such notices are, if delivered by hand or by courier, deemed to have been given by the sender and received by the addressee at the time of delivery. Any notice sent by email will be deemed to have been given by the sender and received by the addressee on the first business day after it was transmitted. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

ADDENDUM A

Prior to the date, if ever, on which any of the Shares become a Listed Security and/or the Corporation is subject to the reporting requirements of the U.S. Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants. Notwithstanding any other provision of this Plan, the provisions of this Addendum A shall apply to any California Award granted or proposed to be granted, unless such California Award is otherwise exempt from the applicable securities laws of California.

12.1 Termination Date

California Awards shall be granted within ten (10) years from the earlier of (i) the date on which this Plan is adopted by the Board and (ii) the date on which this Plan is approved by shareholders of the Corporation.

12.2 Non-Transferability

No California Participant may transfer any California Award or any rights to acquire any securities thereunder except by will, the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the U.S. Securities Act.

12.3 Proportionate Adjustment

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer's equity securities without the receipt of consideration by the issuer, the Plan Administrator shall, in the case of a California Award that is not a California Option, make a proportionate adjustment to the number of securities allocated to any California Participant, and, in the case of California Options, make a proportionate adjustment to the number of securities purchasable and the exercise price thereof.

12.4 Post-Termination Exercise Period

Subject to Section 12.1, unless employment is terminated for cause, the terms of the Plan or California Option grant or a contract of employment, the right to exercise a California Option by a California Participant in the event of termination of employment of such California Participant, to the extent that the California Participant is entitled to exercise their California Option on the date employment terminate, continues until the earlier of the option Expiry Date or:

(a) Six (6) months from the date of termination, if termination was caused by death or Disability.

(b) At least thirty (30) days from the date of termination, if termination was caused by other than death or Disability.

12.5 Shareholder Approval

The Corporation shall not grant a California Award unless:

(a) the Corporation is a foreign private issuer, as defined by Rule 3b-4 under the U.S. Exchange Act, on the grant date of the California Award, and the aggregate number of persons in California granted awards under all compensation plans and agreements and issued securities under all purchase and bonus plans and agreements of the Corporation does not exceed thirty five (35); or

(b) prior to any grant made in reliance upon this subparagraph (b) and within twelve (12) months before or after the Plan was adopted by the Board, the Plan is approved by a majority of the Corporation's outstanding securities entitled to vote, not counting for the purpose of calculating such vote any securities issued or granted in California.

SCHEDULE "A"
FORM OF STOCK OPTION AGREEMENT

WITHOUT PRIOR WRITTEN APPROVAL OF CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [FOR APPLICABLE AWARDS: AND ANY SECURITIES ISSUED UPON EXERCISE, VESTING OR SETTLEMENT HEREOF] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following Canadian securities law legend if the Stock Option is granted to a person other than an employee, executive officer, director or consultant of the company or a permitted assign thereof]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following legend for Stock Options granted to Participants in the United States if the Stock Options and Shares are not registered under the U.S. Securities Act:]

THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SECURITY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES AND THE SHARES ISSUABLE UPON EXERCISE, VESTING OR SETTLEMENT HEREOF MAY NOT BE DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS THE COMMON SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

C21 INVESTMENTS INC.

STOCK OPTION AGREEMENT

C21 Investments Inc. (the "Corporation") hereby grants to the holder (the "Participant") named below in accordance with and subject to the terms, conditions and restrictions of this Stock Option Agreement and the provisions of the Equity Incentive Plan (the "Plan") of the Corporation, an option (the "Stock Option") to purchase up to  common shares (the "Shares") in the capital stock of the Corporation at an exercise price of $● per Share (the "Exercise Price"). This Stock Option may be exercised at any time and from time to time from and including the following date of the grant of the Stock Option (the "Date of Grant") through to and including up to 5:00 p.m. local time in Vancouver, British Columbia (the "Expiry Time") on the following Expiry Date:

(a) the Date of Grant of this Stock Option is ●, 202●; and

(b) subject to the terms the Plan, the Expiry Date of this Stock Option is ●, 20●.

To exercise this Stock Option, the Participant or, if applicable, the personal representative of any Participant (the "Personal Representative") must deliver to the Corporation at its principal office, prior to the Expiry Time on the Expiry Date, a written notice of exercise (the "Exercise Notice") addressed to the Corporation's Board, in the form attached hereto as Exhibit "B" or such other form as may be approved by the Board from time to time, together with the original of this Stock Option Agreement and cash, certified cheque, bank draft, evidence of wire transferred funds or such other method of payment as the Board deems appropriate (including pursuant to the cashless exercise or net exercise provisions of Section 3.7 and 3.8 of the Plan) payable to the Corporation in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Stock Option is being exercised.

This Stock Option Agreement and the Stock Option evidenced hereby are not assignable or transferable, except with in accordance with the Plan. This Stock Option Agreement shall be subject in all respects to the provisions of the Plan, the terms and conditions of which are hereby expressly incorporated by reference. In the event of any discrepancy between the terms of the Plan and the terms of this Stock Option Agreement, the terms of the Plan shall prevail. This Stock Option is also subject to the terms and conditions contained in Exhibit "A" attached hereto.

[Any share certificates or DRS issued for Shares issued pursuant to an exercise of the Stock Option before ● [date four months and one day after the date of grant] will contain the following legend:]

WITHOUT PRIOR WRITTEN APPROVAL OF CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [FOR AWARDS: AND ANY SECURITIES ISSUED UPON EXERCISE, VESTING OR SETTLEMENT HEREOF] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following Canadian securities law legend if the Stock Option is granted to a person other than an employee, executive officer, director or consultant of the company or a permitted assign thereof]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following legend for Participants in the United States:]

[If the Stock Options and the Shares issuable on exercise of the Stock Options are not registered under the U,S. Securities Act, the DRS or certificates representing the Shares issuable upon exercise of the Stock Options will bear the following legend upon the original issuance of any such Shares and until the legend is no longer required under applicable requirements of the U.S. Securities Act:]

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF C21 INVESTMENTS INC. (THE "CORPORATION") THAT THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A, IF AVAILABLE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REASONABLY REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT."

The Corporation and the Participant hereby represent and warrant to each other that the Participant is a bona fide ● [select applicable role, otherwise delete this paragraph: Employee, Management Company Employee, or Consultant] of the Corporation or a subsidiary of the Corporation.

All capitalized terms in this Stock Option Agreement not otherwise defined herein shall have the meaning given to those terms in the Plan.

The Participant acknowledges receipt of a copy of the Plan and represents to the Corporation that the Participant is familiar with the terms and conditions of the Plan, and hereby accepts this Stock Option subject to all of the terms and conditions of the Plan. The Participant agrees to execute, deliver, file and otherwise assist the Corporation in filing any report, undertaking or document with respect to the awarding of the Stock Option and exercise of the Stock Option, as may be required by any applicable regulatory authority.

Neither the Corporation, the Board, and the Directors, Officers, Employees, Consultants, agents, advisors or representatives of the Corporation or an affiliate of the Corporation shall have any liability for: (i) the income or other tax consequences to Participants arising from participation in the Plan; (ii) any change in the value of the Shares; or

(iii) any delays or errors in the administration of the Plan, except where such person has acted with willful misconduct. Participants should consult their own tax and business advisors as neither the Corporation nor any of its affiliates is providing any such advice to any Participant.

The granting, vesting or settlement of each Award under the Plan is subject to the condition that if at any time the Board determines, in its discretion, that the satisfaction of withholding of tax or withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Board. In such circumstances, the Participant agrees, if requested by the Board, to remit to the Corporation or a subsidiary of the Corporation, as the case may be, at the time of the redemption of the Awards, any such amount necessary to pay the relevant taxing authorities. The Participant hereby acknowledges and confirms that the Corporation may: (a) withhold such amount from any remuneration or other amount payable by the Corporation or a subsidiary of the Corporation to the Participant, (b) require the sale of a number of Shares issued upon exercise, vesting or settlement of such Award and the remittance to the Corporation or the net proceeds from such sale sufficient to satisfy such amount, or (c) require other suitable arrangements for the receipt of such amount. The Participant hereby acknowledges and confirms that the Corporation makes no representation or warranties regarding the tax consequences to the Participant in connection with the Plan.

By signing this Stock Option Agreement, the Participant also provides its express written consent to:

(a) the disclosure of Personal Information (as defined below) by the Corporation to the Canadian Securities Exchange (the "Exchange") with respect to any and all forms required to be filed by the Corporation with the Exchange with respect to the grant of this Award; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described the policies of the Exchange, or as otherwise identified by the Exchange, from time to time.

"Personal Information" means any information about an identifiable individual, and includes the information contained in any materials to be filed by the Corporation with the Exchange.

This Stock Option Agreement shall be construed in accordance with and governed by the laws of British Columbia and the federal laws of Canada applicable therein. The parties agree to attorn to the executive jurisdiction of the courts of British Columbia in respect of any dispute arising from this Stock Option Agreement.

[see following page]

This Stock Option Agreement may be executed (including by electronic means) in any number of counterparts, each of which (including any electronic transmission of an executed signature page), is deemed to be an original, and such counterparts together constitute one and the same instrument.

IN WITNESS WHEREOF the Corporation and the Participant have executed this Stock Option Agreement as of the date set out below.

DATED as of this     day of ________________________, _________.

C21 INVESTMENTS INC.

Per:

            _________________________________________________
            Authorized Signatory

Signature of Participant:

_______________________________________________________
Signature

_______________________________________________________
Print Name

_______________________________________________________
Address

_______________________________________________________

EXHIBIT "A" TO STOCK OPTION AGREEMENT

[Complete the following additional terms and any other special terms, if applicable, or remove the inapplicable terms or this exhibit entirely.]

The additional terms and conditions attached to the Stock Option represented by this Stock Option Agreement are as follows:

1. The Stock Option will not be exercisable unless and until it has vested and then only to the extent that it has vested. The Stock Option will vest in accordance with the following:

(a) ● Shares (●%) will vest and be exercisable on or after the Date of Grant;

(b) ● additional Shares (●%) will vest and be exercisable on or after ● [date];

(c) ● additional Shares (●%) will vest and be exercisable on or after ● [date]; and

(d) ● additional Shares (●%) will vest and be exercisable on or after ● [date];

EXHIBIT "B" TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE OF STOCK OPTION

TO: C21 Investments Inc.

19th Floor, 885 West Georgia Street

Vancouver, BC V6C 3H4

Email: Michael.kidd@cxxi.ca

Attention: Chief Financial Officer

(or such other address as the Corporation may advise)

The undersigned (the "Optionee") hereby irrevocably gives notice, pursuant to the Plan of the Corporation, of the exercise of the Stock Option to acquire and hereby subscribes for (cross out inapplicable items):

(a) all of the Shares;

(b) ____________________of the Shares; or

(c) to exercise ___________Stock Options on a net exercise basis pursuant to Section 3.8 of the Plan, subject to the approval of the Board, and to receive such number of Shares that is equal to the quotient obtained by dividing: (i) the product of the number of Stock Options being exercised multiplied by the difference between the VWAP of the underlying Shares and the Exercise Price of the subject Stock Options, by (ii) the VWAP of the underlying Shares, in accordance with the terms of the Plan, which are the subject of the Stock Option Agreement attached hereto (attach your original Stock Option Agreement).

The undersigned tenders herewith cash, certified cheque, bank draft, wire transfer transferred funds or such other method of payment as the Board deems appropriate, being               (circle one) payable to "C21 Investments Inc." in an amount equal to the aggregate Exercise Price of the aforesaid Shares and directs the Corporation to issue the certificate or DRS evidencing said Shares in the name of the undersigned to be delivered to the undersigned at the following address (provide full complete address):

_______________________________________________________

_______________________________________________________

_______________________________________________________

If the undersigned Optionee is resident in the United States, the undersigned hereby represents, warrants, acknowledges and agrees that unless the Shares issuable hereby have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), the issuance hereby is being made pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws. Accordingly, any Common Shares issued prior to an effective registration statement filed with the United States Securities and Exchange Commission will be "restricted securities" as such term is defined in Rule 144 under the U.S. Securities Act, and, therefore may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed by the Optionee, directly or indirectly, without registration under the U.S. Securities Act and applicable state securities laws or unless in compliance with an available exemption therefrom. The undersigned Optionee understands and agrees that unless the Shares have been registered under the U.S. Securities Act, the certificate(s) representing the Shares and all certificate(s) issued in exchange therefor or in substitution thereof, will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF C21 INVESTMENTS INC. (THE "CORPORATION") THAT THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A, IF AVAILABLE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REASONABLY REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT."

The undersigned acknowledges the Stock Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to 5:00 p.m. local time in Vancouver, B.C. on the Expiry Date of the Stock Option.

Signature of Participant:

_______________________________________________________ Date signed: _______________________________________________________
Signature

_______________________________________________________
Print Name

SCHEDULE "B"
FORM OF AWARD AGREEMENT FOR RSUS, PSUS AND DSUS

WITHOUT PRIOR WRITTEN APPROVAL OF CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED UPON EXERCISE, VESTING OR SETTLEMENT HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following Canadian securities law legend if the Award is granted to a person other than an employee, executive officer, director or consultant of the company or a permitted assign thereof]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following legend for Awards granted to Participants in the United States if the Award and the Common Share underlying the Awards are not registered under the U.S. Securities Act:]

THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES ISSUABLE UPON EXERCISE, VESTING OR SETTLEMENT HEREOF MAY NOT BE DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS THE COMMON SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

C21 INVESTMENTS INC. AWARD AGREEMENT

C21 Investments Inc. (the "Corporation") hereby grants to the holder (the "Participant") named below in accordance with and subject to the terms, conditions and restrictions of this Award Agreement and the provisions of the Equity Incentive Plan (the "Plan") of the Corporation, an award of ● [select Awards to be granted: Restricted Share Units, Performance Share and/or Units Deferred Share Units] (the "Award"), as follows:

Restricted Share Units

Number of RSUs:____________________________________________________________________________________________________

Date of Grant:_______________________________________________________________________________________________________

Restricted Period:____________________________________________________________________________________________________

___________________________________________________________________________________________________________________

Any Performance Criteria: _____________________________________________________________________________________________

___________________________________________________________________________________________________________________

Other Vesting Conditions:______________________________________________________________________________________________

___________________________________________________________________________________________________________________

Other Terms and Conditions: ___________________________________________________________________________________________

___________________________________________________________________________________________________________________

Form of Settlement (cash payment or Shares or a combination thereof):__________________________________________________________

___________________________________________________________________________________________________________________

Performance Share Units

Number of PSUs:_____________________________________________________________________________________________________

Date of Grant:_______________________________________________________________________________________________________

Performance Criteria: _________________________________________________________________________________________________

___________________________________________________________________________________________________________________

Multipliers:_________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

Performance Period (up to three years):___________________________________________________________________________________

___________________________________________________________________________________________________________________

Other Vesting Conditions:______________________________________________________________________________________________

___________________________________________________________________________________________________________________

Other Terms and Conditions: ___________________________________________________________________________________________

___________________________________________________________________________________________________________________

Form of Settlement (cash payment or Shares or a combination thereof):__________________________________________________________

___________________________________________________________________________________________________________________

Deferred Share Units

Number of DSUs:____________________________________________________________________________________________________

Date of Grant:_______________________________________________________________________________________________________

Other Vesting Conditions:______________________________________________________________________________________________

___________________________________________________________________________________________________________________

Other Terms and Conditions:____________________________________________________________________________________________

___________________________________________________________________________________________________________________

Form of Settlement (cash payment or Shares or a combination thereof):__________________________________________________________

This Award Agreement and the Award evidenced hereby are not assignable or transferable, except with in accordance with the Plan. This Award Agreement shall be subject in all respects to the provisions of the Plan, the terms and conditions of which are hereby expressly incorporated by reference. In the event of any discrepancy between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall prevail.

[Any share certificates or DRS for Shares issued pursuant to the Award before ● [date four months and one day after the date of grant] will contain the following legend:]

WITHOUT PRIOR WRITTEN APPROVAL OF CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following Canadian securities law legend if the Award is granted to a person other than an employee, executive officer, director or consultant of the company or a permitted assign thereof]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

[Include the following legend for Participants in the United States:]

[If the Awards and the Shares issuable on exercise, vesting or settlement of the Awards are not registered under the U,S. Securities Act, the DRS or certificates representing the Shares issuable upon exercise, vesting or settlement of the Award will bear the following legend upon the original issuance of any such Shares and until the legend is no longer required under applicable requirements of the U.S. Securities Act:]

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF C21 INVESTMENTS INC. (THE "CORPORATION") THAT THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A, IF AVAILABLE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF CLAUSES (C)(I) OR (D) ABOVE, OR IF OTHERWISE REASONABLY REQUIRED BY THE CORPORATION, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT."

The Corporation and the Participant hereby represent and warrant to each other that the Participant is a bona fide ● [select applicable role, otherwise delete this paragraph: Employee, Management Company Employee, or Consultant] of the Corporation or a subsidiary of the Corporation, as the case may be.

All capitalized terms in this Award Agreement not otherwise defined herein shall have the meaning given to those terms in the Plan.

The Participant acknowledges receipt of a copy of the Plan and represents to the Corporation that the Participant is familiar with the terms and conditions of the Plan, and hereby accepts this Award subject to all of the terms and conditions of the Plan. The Participant agrees to execute, deliver, file and otherwise assist the Corporation in filing any report, undertaking or document with respect to the awarding of the Award and exercise of the Award, as may be required by any applicable regulatory authority.

Neither the Corporation, the Board, and the Directors, Officers, Employees, Consultants, agents, advisors or representatives of the Corporation or an affiliate of the Corporation shall have any liability for: (i) the income or other tax consequences to Participants arising from participation in the Plan; (ii) any change in the value of the Shares; or (iii) any delays or errors in the administration of the Plan, except where such person has acted with willful misconduct. Participants should consult their own tax and business advisors as neither the Corporation nor any of its affiliates is providing any such advice to any Participant.

The granting, vesting or settlement of each Award under the Plan is subject to the condition that if at any time the Board determines, in its discretion, that the satisfaction of withholding of tax or withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Board. In such circumstances, the Participant agrees, if requested by the Board, to remit to the Corporation or a subsidiary of the Corporation, as the case may be, at the time of the redemption of the Awards, any such amount necessary to pay the relevant taxing authorities. The Participant hereby acknowledges and confirms that the Corporation may: (a) withhold such amount from any remuneration or other amount payable by the Corporation or a subsidiary of the Corporation to the Participant, (b) require the sale of a number of Shares issued upon exercise, vesting or settlement of such Award and the remittance to the Corporation or the net proceeds from such sale sufficient to satisfy such amount, or (c) require other suitable arrangements for the receipt of such amount. The Participant hereby acknowledges and confirms that the Corporation makes no representation or warranties regarding the tax consequences to the Participant in connection with the Plan.

By signing this Award Agreement, the Participant also provides its express written consent to:

(a) the disclosure of Personal Information (as defined below) by the Corporation to the Canadian Securities Exchange (the "Exchange") with respect to any and all forms required to be filed by the Corporation with the Exchange with respect to the grant of this Award; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in the policies of the Exchange, or as otherwise identified by the Exchange, from time to time.

"Personal Information" means any information about an identifiable individual, and includes the information contained in any materials to be filed by the Corporation with the Exchange.

This Award Agreement shall be construed in accordance with and governed by the laws of British Columbia and the federal laws of Canada applicable therein. The parties agree to attorn to the executive jurisdiction of the courts of British Columbia in respect of any dispute arising from this Award Agreement.

This Award Agreement may be executed (including by electronic means) in any number of counterparts, each of which (including any electronic transmission of an executed signature page), is deemed to be an original, and such counterparts together constitute one and the same instrument.

IN WITNESS WHEREOF the Corporation and the Participant have executed this Award Agreement as of the date set out below.

DATED as of this     day of ________________________, _________.

C21 INVESTMENTS INC.

Per:

            _________________________________________________
            Authorized Signatory

Signature of Participant:

_______________________________________________________
Signature

_______________________________________________________
Print Name

_______________________________________________________
Address

_______________________________________________________